UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 4, 2013

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DR, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

(978) 289-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Dynamics Research Corporation's Annual Meeting of Shareholders was held on June 4, 2013. Proxies representing 9,529,291 shares were received. The total shares outstanding as of the April 5, 2013 record date were 10,488,005. The following proposal was adopted by the votes specified below:

1.	The number of votes to elect two Class II Directors to hold office until the 2016 Annual Meeting of Stockholders was as follows:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Class II Directors:
Mr. John S. Anderegg	5,963,647	856,857	2,708,787
Mr. Nickolas Stavropoulos	3,376,793	3,443,711	2,708,787

  Continuing Class I Directors and Class III Directors with terms expiring at the 2015 Annual Meeting of Stockholders and 2014 Annual Meeting of Stockholders, respectively, were as follows:

Class I Directors:
General George T. Babbitt, Jr. (U.S.A.F., retired)
Lieutenant General Charles P. McCausland (U.S.A.F., retired)
Mr. W. Scott Thompson

Class III Directors:
Mr. James P. Regan
Mr. Richard G. Tennant

2	The number of votes to approve of the Company's 2013 Incentive Plan was 4,446,636 shares for, 2,226,147 shares against, and 2,856,508 shares abstained.

3	The number of votes to approve of the Company's 2013 Executive Long-Term Incentive Plan was 6,257,245 shares for, 512,585 shares against, and 2,759,461 shares abstained.

4
The number of votes to ratify Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was 9,493,451 shares for, 34,355 shares against, and 1,485 shares abstained.

5	The number of votes to approve, by a non-binding advisory vote, of the Company's executive compensation was 4,815,462 shares for, 427,066 shares against, and 4,286,763 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: June 6, 2013	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer